CENTENNIAL BANCORP

                        INCENTIVE STOCK OPTION AGREEMENT


EFFECTIVE DATE:   ____________, ____

BETWEEN:          Centennial Bancorp, an Oregon corporation      (the "Company")

AND:              _______________________________               (the "Optionee")

                  --------------------------------------------------------------
                  Street Address                  City       State      Zip Code

Number of Option Shares:            ______________________.

Option Price per Share:             $_____________________.

Vesting Schedule:        Percentage of             Number of Years After
                         Shares Vested               Date of Agreement
                         -------------             ---------------------

                         _____________                      1

                         _____________                      2

                         _____________                      3

                         _____________                      4

                         _____________                      5



          The Company has adopted a 1995 Stock Incentive Stock Plan, as amended and restated (the "Plan") that provides for the grant of options meeting the requirements of ss.422 of the Internal Revenue Code ("IRC") to purchase shares of the Company's Common Stock with a par value of $2.00 per share ("Stock"). Optionee is now employed by the Company, and the Company desires to afford Optionee the opportunity to obtain stock ownership in the Company so that Optionee may have a proprietary interest in the Company's success. The committee established pursuant to the Plan (the "Committee") has granted to the Optionee an option to purchase shares of the Stock, upon and subject to the terms and conditions of the Plan and of this Agreement.

          NOW, THEREFORE, the parties agree as follows:

          1. GRANT; TERMS OF OPTION. Subject to the terms and conditions of this Agreement and the Plan, the Company grants to the Optionee the right and option (the "Option") to purchase any part of an aggregate number of shares of the Company's authorized but unissued Stock stated in the caption of this Agreement at the price per share stated in the caption of this Agreement, this price being the fair market value of the shares as determined pursuant to the Plan on the date of the grant of the Option. It is the intent of the Committee that the Option qualify as an "incentive stock option" under the tax laws. The Option is granted upon the following terms and conditions:

     (a) TERM OF OPTION. Subject to reductions in the Option term provided in subparagraphs (c) and (e) below, the Option shall continue in effect through the tenth anniversary of the date of this Agreement.

     (b) TIMING OF RIGHT TO EXERCISE. Except as provided in subparagraph (c) hereof, the Option may be exercised from time to time over the term of the Option in the amounts specified in the vesting schedule set forth in the caption of this Agreement. If the Optionee does not purchase in any one year the full number of shares that he is then entitled to purchase, the Optionee's rights shall be cumulative, and, subject to the other provisions of this Agreement, the Optionee may purchase those shares thereafter during the term of the Option.

     (c)  TERMINATION OF EMPLOYMENT. Except as provided in this subparagraph
          (c), the Option shall not be exercised unless at the time of such exercise the Optionee is in the employ of the Company or a parent or subsidiary corporation of the Company and shall have so served continuously since the effective date of this Agreement. If the employment of the Optionee with the Company or a parent or subsidiary corporation of the Company terminates by reason of the Optionee's death or disability, the Option may be exercised by the Optionee at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination. If the employment of the Optionee by the Company or a parent or subsidiary corporation of the Company terminates for any other reason, the Option may be exercised by the Optionee at any time prior to the expiration date of the Option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination. In such event, to the extent that the Option is not exercised within the applicable period, all further rights to purchase shares pursuant to the Option shall cease and terminate at the expiration of such period.

     (d) MANNER OF EXERCISE. Shares may be purchased pursuant to the Option only upon receipt by the Company of written notice from the Optionee of the Optionee's desire to purchase, specifying the number of shares the Optionee desires to purchase and the date on which the Optionee desires to complete the purchase. The Option may not be exercised for a fraction of a share. If required to comply with any applicable federal or state securities laws, the notice also shall contain a representation that it is the Optionee's intention to acquire the shares for investment and not for resale. On the date specified for completion of the purchase of the shares, the Optionee shall pay the Company the full purchase price of the shares in cash or by such other method of payment as shall be approved by the Committee. No shares shall be issued until full payment has been made, and the Optionee shall have none of the rights of a shareholder until shares are issued. Upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares, the Optionee shall pay to the Company any amounts necessary to satisfy applicable federal, state, and local withholding tax requirements. (e) Changes in Capital Structure. Except as provided in the final sentence of this subparagraph ----------------------------- (e), if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustment in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable, in order that the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the option price per share. Any such adjustment made by the Committee shall be conclusive. In the event of the dissolution of the Company or a merger, consolidation, plan of exchange or similar transaction affecting the Company, in lieu of adjusting the Option as described above, the Committee may, in its sole discretion, provide a 30-day period immediately prior to such event during which the Optionee shall have the right to exercise the Option in whole or in part without any limitation on exercisability.

          2. CONDITIONS. The obligations of the Company under this Agreement shall be subject to the approval of such state or federal authorities or agencies as may have jurisdiction in the matter. The Company shall use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission, any quotation system on which the Stock may then be traded and any stock exchange on which the Stock may then be listed, in connection with the issuance or sale of any shares acquired pursuant to this Agreement or the trading or listing of such shares on any such system or exchange. The Company shall not be obligated to issue or deliver shares under this Agreement if, upon advice of its legal counsel, such issuance or delivery would violate state or federal securities laws.

          3. NONTRANSFERABILITY.

     (a) RESTRICTION. The Option is not transferable by Optionee other than by testamentary disposition or the laws of descent and distribution and, during Optionee's lifetime, may be exercised only by Optionee.

     (b) EXERCISE BY LEGAL REPRESENTATIVE OR SUCCESSOR. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to the Optionee's guardian, legal representative, executor, administrator, or the person or persons to whom the Option may be transferred by testamentary disposition or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

          4. LEGENDS. Certificates representing the shares subject to this Agreement shall bear such legends as the Company shall deem appropriate to reflect any restrictions on transfer imposed by federal or applicable state securities laws.

          5. CONTINUING RELATIONSHIP. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue as an employee of the Company or any parent or subsidiary corporation of the Company or interfere in any way with the right of the Company or parent or subsidiary to terminate the Optionee's employment at any time for any reason.

          6. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, but except as provided above, the Option shall not be assigned or otherwise disposed of by the Optionee.

          7. THE PLAN. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall control. The Optionee agrees to be bound by the rules and regulations for the administration of the Plan, as presently prescribed or hereafter amended, and by any amendment, construction or interpretation of the Plan properly adopted by the Company's Board of Directors or by the Committee.

          8. NOTICES. Parties to this Agreement shall give all notices to the other parties concerning this Agreement by personal delivery, by telecopier or by registered or certified mail, return receipt requested, addressed as follows:

         If to the Company:        Centennial Bancorp
                                   675 Oak Street
                                   Eugene, Oregon 97440
                                   Attention: Chief Financial Officer

         If to Optionee:           at Optionee's address stated in the caption
                                   of this Agreement, or such other address as Optionee, by notice to the Company, may designate in writing from time to time.

Any party may, by written notice to the other parties, designate a new address to which notices shall thereafter be delivered. Notice hereunder shall be deemed effective upon the earlier of actual receipt or three days after being sent by registered or certified mail.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date stated above.

                                    CENTENNIAL BANCORP



                                    By:
                                       ----------------------------------------
                                       Richard C. Williams
                                       President and Chief Executive Officer


                                    OPTIONEE



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